UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Sale of New Jersey Net Operating Losses

As previously reported, in December 2023, the Company received preliminary approval of its application to sell up to $4.8 million of its New Jersey state net operating losses through the Technology Business Tax Certificate Transfer Program (the “Program”). On January 24, 2024, the Company executed an Agreement pursuant to the Program whereby a buyer (the “Buyer”) has agreed to purchase, and the Company agreed to sell, such net operating losses (the “Sale Agreement”). The Company expects to receive the proceeds during February 2024. The sale is expected to result in net proceeds to the Company of $4.3 million, after deducting expected fees.

Nasdaq Compliance

As previously reported, on December 15, 2023, the Company received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). In the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, the Company reported stockholders’ equity (deficit) of $(225,980), which is below the Stockholders’ Equity Requirement for continued listing. Pursuant to the Notice, Nasdaq gave the Company 45 calendar days, or until January 29, 2024, to submit to Nasdaq a plan to regain compliance.

In light of the execution of the Sale Agreement on January 24, 2024, which the Company considers a receivable for accounting purposes, and the cancellation by the compensation committee of the Company of accrued but unpaid bonuses totaling $1.9 million on December 27, 2023 (as previously reported), as of the filing date of this Current Report on Form 8-K, the Company believes that it has stockholders’ equity above the $2.5 million Stockholders’ Equity Requirement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: January 29, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer